Exhibit 99.1

NusaTrip Incorporated Announces Pricing of $15 Million Initial Public Offering

Jakarta, August 15, 2025 (GLOBE NEWSWIRE) -- NusaTrip Incorporated (Nasdaq: NUTR) (“NusaTrip” or the “Company”), a travel ecosystem with geographical specialization in Southeast Asia and Asia-Pacific, announced the pricing of its initial public offering of an aggregate 3,750,000 shares of Common Stock (“the Offering”) at a price of $4.00 per share (“the Offering Price”) to the public, for a total of $15.0 million of gross proceeds to the Company, before deducting underwriting discounts and offering expenses.

The Company has granted the underwriter a 45-day option to purchase up to an additional 562,500 shares of Common Stock to cover over-allotments, equal to 15% of the number of the Common Stock sold in the Offering, at the Offering Price less underwriting discounts.

The shares of Common Stock are expected to begin trading on the Nasdaq Capital Market on August 15, 2025, under the ticker symbol “NUTR.” The Offering is expected to close on or about August 18, 2025, subject to customary closing conditions.

Cathay Securities, Inc. is acting as the sole underwriter for the Offering. Loeb & Loeb LLP is acting as U.S. legal counsel to the Company, and VCL Law LLP is acting as U.S. legal counsel to Cathay Securities, Inc.

“We are thrilled to launch NusaTrip as an independent public company,” said Raynauld Liang, the CEO of Society Pass, the controlling shareholder of Nusatrip. “This IPO validates our proven business model of incubating fast growing technology companies in Southeast Asia and bringing them the required capital for robust expansion in the Asia Pacific region.”

NusaTrip CEO Tjin Patrick Soetanto added, “We look forward to utilizing these IPO funds to further establish and expand our unique business model – a one stop shop that finds the cheapest fares and rates for our customers by sourcing inventory from multiple countries and negotiating directly with airlines, consolidators, and hotel room suppliers.”

A registration statement on Form S-1 (Registration No. 333-285997) relating to the shares being sold in this offering was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 21, 2025, and was declared effective by the SEC on August 8, 2025. This offering is being made only by means of a prospectus forming part of the effective registration statement. A copy of the final prospectus relating to this offering, when available, may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, a copy of the final prospectus relating to this offering, when available, may be obtained from Cathay Securities, Inc. at 40 Wall Street, Suite 3600, New York, NY 10005, or by telephone at 1-855-939-3888.

This press release has been prepared for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from registration, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About NusaTrip Incorporated

Established in 2015 and headquartered in Jakarta, Indonesia, NusaTrip Incorporated is a travel ecosystem with geographical specialization in Southeast Asia (SEA) and Asia-Pacific (APAC). NusaTrip is an acquisitions-focused company. Mergers and acquisitions (M&A) of offline travel agencies play a pivotal role in our growth strategy. We have demonstrated an ability to execute accretive and synergistic acquisitions as well as integrate and fundamentally improve our acquired businesses. We have completed acquisitions of VLeisure and VIT, both travel companies in Vietnam. We will continue to focus on the acquisition of other synergistic companies, and we are currently looking to acquire travel agencies operating in PRC, Hong Kong, Philippines, Thailand, Singapore, Malaysia, India, and UAE. We aim to bring travelers from the rest of the world to SEA and APAC (inbound travel) and bring travelers from SEA and APAC to the rest world (outbound travel).

We are the first Indonesian-based online travel agent (OTA) in Indonesia to receive International Air Transport Association (IATA) accreditation. IATA gives OTA’s access to all airline fares and inventories. For being the first IATA-accredited OTA in Indonesia, we have first-hand fares from both full-service and low-cost carriers.

Please visit the Company’s website at: https://www.nusatrip.com/

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the completion and timing of closing of the offering and the intended use of the proceeds. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning. Forward-looking statements represent NusaTrip Incorporated’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including the trading price and volatility of NusaTrip Incorporated’s common stock and risks relating to NusaTrip Incorporated’s business and the satisfaction of closing conditions in the underwriting agreement related to the offering.

For a further description of the risks and uncertainties relating to NusaTrip Incorporated’s business in general, see the final prospectus related to the offering and NusaTrip Incorporated’s current and future reports filed with the SEC.

Contact Information:

Company:

NusaTrip Incorporated

Tjin Patrick Soetanto

Chief Executive Officer

patrick@nusatrip.com

Yee Siong Tan

Chief Financial Officer

ys.tan@nusatrip.com

Underwriter Inquiries:

Shell Li

Chief Executive Officer

shell.li@cathaysecurities.com

Investment Banking Associate

Maimoon Mengxi

Maimoon.mengxi@cathaysecurities.com

Investor Relations:

Skyline Corporate Communications Group, LLC

Scott Powell, President

1177 Avenue of the Americas, 5th Floor

New York, New York 10036

Office: (646) 893-5835 x2

Email: info@skylineccg.com